                                                                   EXHIBIT 10.16

   Executive Employment Agreement & General Release, dated August 23, 1999, between the Company and Max Toghraie. Incorporated by Reference to
         Exhibit 10.16 of the Company's Quarterly Report on Form 10-Q
                   for the period ended September 30, 1999.

                   EMPLOYMENT AGREEMENT AND GENERAL RELEASE

THIS Employment Agreement and General Release (this "Agreement") is entered into by Max Toghraie (hereinafter referred to as "Employee") and Cumetrix Data Systems Corp. (hereinafter referred to as "Company").

                                   Recitals:
                                   --------

A. Employee was employed by Company since July 1, 1997 as Chief Executive Officer. Company now desires that Employee's duties and responsibilities change to those of Executive Vice President.

B. Employee contends that Employee is entitled to $142,500 as compensation, which Employee deferred. Company contends that Employee is entitled to no deferred compensation.

C. Employee and Company wish to enter into an agreement to memorialize Employee's change in position and to clarify and resolve any disputes which may exist between them arising out of the previous employment relationship or otherwise.

                                  Agreements:
                                  ----------

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

1.  Employee's Position. Effective August 23, 1999, Employee will be employed by
    -------------------
Company in the position of Executive Vice President. Employee shall report to the Chief Executive Officer of the Company and shall perform such duties and responsibilities as may be assigned to him from time to time by the Chief Executive Officer.

2.  Compensation.
    2.1  Salary.  Effective July 1, 1999, Employee's salary shall be One Hundred
         ------
Ninety-Two Thousand Dollars ($192,000) per year, subject to legally required withholding and deductions, to be paid on a biweekly basis, in the same manner as other employees of the Company.

    2.2  Expenses.  Employee shall have access to an expense account in the sum
         --------
of $20,400 per year. Employee shall be entitled to withdraw from the expense account to pay for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other peer executives of the Company.

    2.3  Vacation.  Employee shall be entitled to two weeks paid vacation per
         --------
year, in accordance with the plans, policies, programs and practices as in effect generally with respect to other peer executives of the Company.

    2.4  Car Allowance.  Employee shall be entitled to a car allowance in the
         -------------
sum of $500 per month.

3.  Stock Options.  The non-statutory stock option granted Employee on July 1,
    -------------
1997 shall continue to be governed by the terms of the 1997 Stock Plan and the Option Certificate dated July 1, 1997.

4.  Retention Bonus.  In order to induce Employee to assist in facilitating an
    ---------------
orderly management transition, Company will pay to Employee a Transition and Retention Bonus as follows: the sum of $71,250 immediately upon execution of this Agreement, and an additional sum of $71,250 if (i) Employee is employed by the Company on the date a permanent chief executive officer replaces John Davidson as Chief Executive Officer or (ii) his employment is terminated by the Company.

5.  Employment At-Will.  Employee and Company affirm, acknowledge, and agree
    ------------------
that Employee's employment with the Company is at-will, which means that it may be terminated by Employee or Company at any time, with or without notice, and with or without cause or reason. Employee and Company further agree that this at-will nature of Employee's employment can only be changed by a written agreement signed by Employee and the President of Company which specifically refers to the at-will nature of Employee's employment.

6.  General Release of Claims.  Employee expressly waives any claims against
    -------------------------
Company and releases Company (including its officers, directors, stockholders, managers, agents, and representatives) from any claims that Employee may have in any way connected with Employee's employment with Company or Employee's change in position, whether or not such claims are currently known or unknown to Employee. It is under-stood that this release includes, but is not limited to, any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of unlawful discharge, any legal restriction an Company's right to terminate employees, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age

Discrimination Employment Act of 1967 (29 U.S.C. (S) 21, et seq.), any state laws concerning discrimination or harassment, or any other legal limitation on the employment relationship.

This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Agreement, nor shall it preclude Employee or Company from filing a lawsuit for the exclusive purpose of enforcing rights under this Agreement.

7.  Release of Unknown Claims.  It is the intention of Employee and Company that
    -------------------------
this Agreement is a General Release which shall be effective as a bar to each and every claim, demand, or cause of action it releases. Employee recognizes that Employee may have some claim, demand, or cause of action against Company of which Employee is totally unaware and unsuspecting which Employee is giving up by execution of the General Release. It is the intention of Employee in executing this Agreement that it will deprive Employee of each such claim, demand or cause of action and prevent Employee from asserting it against Company. In furtherance of this intention, Employee expressly waives any rights or benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

       "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. "

8.  Confidential Information.
    ------------------------
    A. Employee, in the performance of Employee's duties on behalf of the Company, shall have access to, receive and be entrusted with confidential information, including but in no way limited to, development, marketing, organizational, financial, management, administrative, production, distribution and sales information, data, specifications and processes presently owned or at any time in the future in the course of its business that is not otherwise in the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and will be available to Employee in confidence. Except in the performance of duties on behalf of the Company, Employee shall not disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of Employee) to be confidential because it has become part of the public domain. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which Employee prepares, uses or encounters, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement by any means, or whenever requested by the Company, Employee shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be or at any previous time has been in Employee's possession or under Employee's control.

    B. Employee hereby acknowledges that the sale or unauthorized use or disclosure of any of the Company's Confidential material by any means whatsoever and any time before, during or after Executive's employment with the Company shall constitute unfair Competition. Employee agrees that Employee shall not engage in Unfair Competition either during the time employed by the Company or any time thereafter.

9.  Severability.  The provisions of this Agreement are severable, and if any
    ------------
part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

10. Knowing and Voluntary Agreement.  Employee represents and agrees that
    -------------------------------
Employee has read this Agreement, understands its terms and the fact that it releases any claim Employee might have against Company and its agents, that Company has provided Employee with sufficient time to consider this agreement and seek legal counsel, that Employee understands that he has the right to consult counsel of choice and has either done so or knowingly waived the right to do so, and enters into this Agreement without duress or coercion from any source.

11. Entire Agreement.  This Agreement sets forth the entire under-standing
    ----------------
between Employee and Company and supersedes any prior agreements or understandings, express or implied, pertaining to the terms Employee's employment with Company and the termination of the employment relationship. Employee acknowledges that in executing this Agreement, Employee does not rely upon any representation or statement by any representative of Company concerning the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

                        CUMETRIX DATA SYSTEMS CORP.

                        By /s/ John Davidson
                          --------------------------------
                            Its President
                        Dated: August 23, 1999


                        MAX TOGHRAIE

                        By /s/ Max Toghraie
                          --------------------------------
                        Dated: August 23, 1999